MercadoLibre, Inc. Reports Third Quarter 2019 Financial Results

Net Revenues of $603.0 million, up 90.5% YoY on an FX neutral basis

$7.6 billion Total Payment Volume, up 94.5% YoY on an FX neutral basis

$3.6 billion Gross Merchandise Volume, up 36.8% YoY on an FX neutral basis

BUENOS AIRES, Argentina, October 31st, 2019 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended September 30, 2019.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We continue to make significant inroads in our key strategic initiatives and reached important milestones this quarter both in FinTech and logistics. As we move into the fourth quarter and 2020, we will continue to focus on delivering an ever-improving user experience, adding functionalities to our user base and leveraging our ecosystem’s unique competitive advantages.”

Third Quarter 2019 Business Highlights1

•

Total payment volume (“TPV”) through Mercado Pago reached $7.6 billion, a year-over-year increase of 66.2% in USD and 94.5% on an FX neutral basis. Total payment transactions increased 118.5% year-over-year, totaling 227.0 million transactions for the quarter.

•

Mercado Pago delivered successful execution in off-platform payments (online and offline) through merchant services, mobile point-of-sale (“MPOS”) devices and its mobile wallet business. On a consolidated basis, off-platform TPV grew 140.4% year-over-year in USD and 189.6% on an FX neutral basis.

•	For the first time ever, quarterly off-platform TPV surpassed on-platform TPV, reaching almost $4.0 billion in transactions and 158.3 million payments.
•	Our MPOS business continues to be one of the fastest growing non-marketplace business units. On a consolidated basis, MPOS TPV grew 141.2% year-over-year on an FX neutral basis.
•

Mobile wallet reached almost $1.0 billion in transactions on a consolidated basis. Our mobile wallet consumer base grew by 34.9% compared to the second quarter, reaching 6.1 million active payers during the quarter. TPV from mobile wallet in Argentina, Brazil and Mexico continues to grow by triple digits year-over-year.

•

Our asset management product, Mercado Fondo, is available in Argentina and Brazil, where we offer our entire suite of FinTech solutions: MPOS devices, QR code in-store payments, mobile wallet and asset management. Mercado Fondo has invested over 80% and 50% of customer funds in Mercado Pago in Brazil and Argentina, respectively.

•	Gross merchandise volume (“GMV”) increased, again surpassing the $3 billion mark and reaching $3.6 billion, representing a 21.6% and 36.8% increase in USD and on an FX neutral basis, respectively.
•	Items sold reached 98.0 million, growing 17.3% year-over-year.
•	Unique buyers numbers continue to accelerate, growing 25.7% year-over-year versus 20.8% in the second quarter.
•	Live listings offered on MercadoLibre’s marketplace reached 243.0 million, a 44.5% year-over-year increase.
•	Mobile gross merchandise volume grew 32.4% year-over-year on an FX neutral basis, reaching 65.4% of GMV.
•	Items shipped through Mercado Envios reached 81.2 million, a 47.5% year-over-year increase, driven primarily by optimizations in our free shipping program.

 1 Percentages have been calculated using whole amounts rather than rounded amounts.

The tables below present our gross billings and amounts paid by us in connection with our free shipping service.

The Company presents net revenues net of amounts paid in connection with the Company’s free shipping initiative, when the Company acts as an agent, rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended September 30, 2019 the Company incurred $69.9 million of shipping subsidies that have been netted from revenues.

		In Millions (*)
		Q3 2019	Q3 2018
	Brazil	$441.9	$309.0
Gross	Argentina	$125.2	$91.2
Billings	Mexico	$77.9	$39.1
	Others	$27.9	$23.6
	Total	$672.9	$462.8

		In Millions (*)
		Q3 2019	Q3 2018
	Brazil	$(51.9)	$(88.2)
Free Shipping	Argentina	$(9.0)	$(7.5)
service cost	Mexico	$(6.6)	$(10.1)
	Others	$(2.4)	$(1.8)
	Total	$(69.9)	$(107.6)

		In Millions (*)
		Q3 2019	Q3 2018
	Brazil	$389.9	$220.8
Net	Argentina	$116.2	$83.7
Revenues	Mexico	$71.4	$29.0
	Others	$25.5	$21.8
	Total	$603.0	$355.3

*The tables above may not total due to rounding.

Third Quarter 2019 Financial Highlights

•	Net revenues for the third quarter were $603.0 million, a year-over-year increase of 69.7% in USD and 90.5% on an FX neutral basis.
•

Enhanced marketplace revenues increased 70.9% year-over-year in USD and 123.9% on an FX neutral basis, while non-marketplace revenues increased 68.6% year-over-year in USD and 120.8% on an FX neutral basis.

•	Gross profit was $284.3 million with a margin of 47.2%, compared to 47.8% in the third quarter of 2018.
•

Total operating expenses were $366.3 million, an increase of 102.7% year-over-year in USD. As a percentage of revenues, operating expenses were 60.7%, compared to 50.9% during the third quarter of 2018. Of the 848 bps of margin compression in operating expenses, 689 bps were the result of an increase in marketing and branding investments and 194 bps were the result of an increase in bad debt from our credits business in Brazil.

•

Our marketing expenses alone increased $51.3 million QoQ during the quarter. The vast majority, $46.2M incremental dollars QoQ were deployed to branding initiatives allocating 60% behind Marketplace and 39% behind Payments.

•	Loss from operations was $81.9 million, compared to a loss of $11.0 million during the third quarter of 2018. As a percentage of revenues, the loss from operations reached 13.6%.
•

Interest income was $28.5 million, a 229.5% increase year-over-year, as a result of the proceeds of the 2028 Convertible Notes and equity offering in 2019, which generated more invested volume and interest gain, and higher float in Brazil and Argentina.

•	The Company incurred $14.5 million in financial expenses this quarter, mainly attributable to interest expense related to the 2028 Convertible Notes and financial guarantees in Argentina.
•	Foreign exchange gain this quarter was $1.0 million, as a result of the strengthening of the U.S. dollar over our Argentine Peso net liability position in Argentina during the third quarter of 2019.
•	Net loss before taxes was $66.9 million, up from a loss of $14.3 million during the third quarter of 2018.
•	Income tax loss was $79.2 million, mainly as a result of valuation allowances accounted for on certain deferred tax assets in Mexico and Colombia.

•

Net loss was $146.1 million, resulting in basic net loss per share of $2.96, due not only to the increased investment in marketing, but also a valuation allowance on deferred tax assets in Mexico and Colombia which accounted for $91.5 million and $7.2 million, respectively.

•

Operating cash flow was $206.9 million. Net increase in cash, cash equivalents, restricted cash and cash equivalents was $328.6 million, driven by higher proceeds from operating activities and lower proceeds used in investing activities.

The following table summarizes certain key performance metrics for the nine and three months periods ended September 30, 2019 and 2018.

	Nine-month Periods Ended September 30,(*)		Three-month Periods Ended September 30,(*)
(in millions)	2019	2018	2019	2018

Number of confirmed registered users at end of period	306.0	248.9	306.0	248.9
Number of confirmed new registered users during period	38.6	36.7	13.8	14.0
Gross merchandise volume	$10,126.1	$9,271.8	$3,640.7	$2,995.2
Number of successful items sold	269.4	249.1	98.0	83.5
Number of successful items shipped	214.3	159.6	81.2	54.3
Total payment volume	$19,721.7	$13,153.8	$7,565.2	$4,552.4
Total volume of payments on marketplace	$9,393.7	$8,324.1	$3,377.6	$2,720.3
Total payment transactions	552.5	263.7	227.0	103.9
Unique buyers	36.9	31.5	22.4	17.9
Unique sellers	9.2	8.9	4.4	4.3
Capital expenditures	$100.8	$72.1	$29.4	$25.3
Depreciation and amortization	$52.5	$33.9	$19.5	$11.3

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q3’18	Q4’18	Q1’19	Q2’19	Q3’19

Brazil	25%	34%	64%	74%	77%

Argentina	(8)%	(16)%	(8)%	14%	39%

Mexico	152%	157%	220%	267%	146%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q3’18	Q4’18	Q1’19	Q2’19	Q3’19

Brazil	56%	58%	91%	89%	77%

Argentina	68%	77%	83%	115%	119%

Mexico	168%	170%	227%	261%	153%

Conference Call and Webcast

The Company will host a conference call and audio webcast on October 31st, 2019 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID –1183947–) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2018 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items that were sold/purchased through the MercadoLibre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Unique Buyers – New or existing users with at least one purchase made in the period, including Classifieds users.

Unique Sellers – New or existing users with at least one new listing in the period, including Classifieds users.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology- based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, vessels, aircraft, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2018, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$ 1,419,934	$ 440,332
Restricted cash and cash equivalents	37,031	24,363
Short-term investments (371,572 and 284,317 held in guarantee)	1,726,189	461,541
Accounts receivable, net	35,791	35,153
Credit cards receivable, net	288,588	360,298
Loans receivable, net	176,074	95,778
Prepaid expenses	17,898	27,477
Inventory	10,132	4,612
Other assets	68,993	61,569
Total current assets	3,780,630	1,511,123
Non-current assets:
Long-term investments	3,595	276,136
Property and equipment, net	220,854	165,614
Operating lease right-of-use assets	175,022	—
Goodwill	86,114	88,883
Intangible assets, net	15,114	18,581
Deferred tax assets	108,551	141,438
Other assets	49,461	37,744
Total non-current assets	658,711	728,396
Total assets	$ 4,439,341	$ 2,239,519
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 342,433	$ 266,759
Funds payable to customers	708,716	640,954
Salaries and social security payable	92,452	60,406
Taxes payable	39,230	31,058
Loans payable and other financial liabilities	108,908	132,949
Operating lease liabilities	17,441	—
Other liabilities	75,630	34,098
Total current liabilities	1,384,810	1,166,224
Non-current liabilities:
Salaries and social security payable	27,393	23,161
Loans payable and other financial liabilities	623,114	602,228
Operating lease liabilities	159,001	—
Deferred tax liabilities	96,925	91,698
Other liabilities	11,081	19,508
Total non-current liabilities	917,514	736,595
Total liabilities	$ 2,302,324	$ 1,902,819

Commitments and Contingencies

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares
authorized, 100,000 shares issued and outstanding at September 30, 2019	$ 98,843	$ —

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,709,955 and 45,202,859 shares issued and outstanding at September 30,
2019 and December 31, 2018	$ 50	$ 45
Additional paid-in capital	2,075,693	224,800
Treasury stock	(720)	—
Retained earnings	377,590	503,432
Accumulated other comprehensive loss	(414,439)	(391,577)
Total Equity	2,038,174	336,700
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 4,439,341	$ 2,239,519

MercadoLibre, Inc.

Consolidated Statements of Income

For the nine and three-month periods ended September 30, 2019 and 2018

(In thousands of U.S. dollars, except for share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
Net revenues	$ 1,622,043	$ 1,011,634	$ 603,031	$ 355,281
Cost of net revenues	(828,267)	(519,410)	(318,689)	(185,563)
Gross profit	793,776	492,224	284,342	169,718
Operating expenses:
Product and technology development	(165,787)	(107,311)	(59,495)	(35,478)
Sales and marketing	(564,271)	(342,382)	(252,903)	(110,443)
General and administrative	(147,992)	(111,195)	(53,869)	(34,800)
Total operating expenses	(878,050)	(560,888)	(366,267)	(180,721)
Loss from operations	(84,274)	(68,664)	(81,925)	(11,003)

Other income (expenses):
Interest income and other financial gains	86,590	27,746	28,462	8,636
Interest expense and other financial losses	(44,689)	(39,805)	(14,451)	(15,869)
Foreign currency (losses) gains	(1,899)	22,102	987	3,924
Net loss before income tax (loss) gain	(44,272)	(58,621)	(66,927)	(14,312)

Income tax (loss) gain	(73,729)	24,372	(79,155)	4,234
Net loss	$ (118,001)	$ (34,249)	$ (146,082)	$ (10,078)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
Basic EPS
Basic net loss
Available to shareholders per common share	$ (2.60)	$ (0.77)	$ (2.96)	$ (0.23)
Weighted average of outstanding common shares	48,350,165	44,302,724	49,710,723	44,588,704
Diluted EPS
Diluted net loss
Available to shareholders per common share	$ (2.60)	$ (0.77)	$ (2.96)	$ (0.23)
Weighted average of outstanding common shares	48,350,165	44,302,724	49,710,723	44,588,704

MercadoLibre, Inc.

Consolidated Statement of Cash Flows

For the nine-month periods ended September 30, 2019 and 2018

	Nine Months Ended September 30,
	2019	2018

Cash flows from operations:
Net loss	$ (118,001)	$ (34,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized devaluation loss, net	45,857	9,262
Depreciation and amortization	52,518	33,861
Accrued interest	(39,550)	(11,258)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	69,769	18,386
Stock-based compensation expense — restricted shares	214	—
LTRP accrued compensation	48,313	27,706
Deferred income taxes	29,640	(75,275)
Changes in assets and liabilities:
Accounts receivable	1,464	(14,891)
Credit card receivables	65,968	121,896
Prepaid expenses	9,338	(6,810)
Inventory	(5,939)	(6,015)
Other assets	(24,259)	(17,463)
Payables and accrued expenses	88,918	50,979
Funds payable to customers	95,079	82,909
Other liabilities	18,113	6,077
Interest received from investments	35,375	10,986
Net cash provided by operating activities	372,817	196,101
Cash flows from investing activities:
Purchase of investments	(3,262,637)	(1,814,416)
Proceeds from sale and maturity of investments	2,240,468	1,964,480
Payment for acquired businesses, net of cash acquired	—	(2,281)
Purchases of intangible assets	(50)	(217)
Advance for property and equipment	—	(4,426)
Changes in principal of loans receivable, net	(150,442)	(55,860)
Purchases of property and equipment	(100,732)	(65,133)
Net cash (used in) provided by investing activities	(1,273,393)	22,147
Cash flows from financing activities:
Funds received from the issuance of convertible notes	—	880,000
Transaction costs from the issuance of convertible notes	—	(16,264)
Purchase of convertible note capped call	(88,362)	(137,476)
Unwind of convertible note capped call	—	121,703
Payments on convertible notes	(25)	(348,123)
Proceeds from loans payable and other financial liabilities	171,603	156,075
Payments on loans payable and other financing liabilities	(104,062)	(78,705)
Payment of finance lease obligations	(1,416)	—
Dividends paid	—	(6,624)
Common Stock repurchased	(720)	—
Dividends paid of preferred stock	(1,844)	—
Proceeds from issuance of convertible redeemable preferred stock, net	98,688	—
Proceeds from issuance of common stock, net	1,867,215	—
Net cash provided by financing activities	1,941,077	570,586
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(48,231)	(99,364)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	992,270	689,470
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 464,695	$ 388,260
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,456,965	$ 1,077,730

Financial results of reporting segments

	Three Months Ended September 30, 2019
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 389,941	$ 116,203	$ 71,364	$ 25,523	$ 603,031
Direct costs	(370,704)	(88,542)	(103,517)	(25,845)	(588,608)
Direct contribution	19,237	27,661	(32,153)	(322)	14,423

Operating expenses and indirect costs of net revenues					(96,348)
Loss from operations					(81,925)

Other income (expenses):
Interest income and other financial gains					28,462
Interest expense and other financial losses					(14,451)
Foreign currency gains					987
Net loss before income tax loss					$ (66,927)

	Three Months Ended September 30, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 220,828	$ 83,714	$ 28,962	$ 21,777	$ 355,281
Direct costs	(190,172)	(60,409)	(35,229)	(18,822)	(304,632)
Direct contribution	30,656	23,305	(6,267)	2,955	50,649

Operating expenses and indirect costs of net revenues					(61,652)
Loss from operations					(11,003)

Other income (expenses):
Interest income and other financial gains					8,636
Interest expense and other financial losses					(15,869)
Foreign currency gains					3,924
Net loss before income tax gain					$ (14,312)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2018 and applying them to the corresponding months in 2019, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended September  30, 2019:

	Three-month Periods Ended September 30, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2019	2018	Percentage Change	2019	2018	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 603.0	$ 355.3	69.7%	$ 676.9	$ 355.3	90.5%
Cost of net revenues	(318.7)	(185.6)	71.7%	(364.7)	(185.6)	96.5%
Gross profit	284.3	169.7	67.5%	312.2	169.7	83.9%

Operating expenses	(366.3)	(180.7)	102.7%	(432.6)	(180.7)	139.4%
Loss from operations	(81.9)	(11.0)	644.5%	(120.5)	(11.0)	994.7%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com